GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

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                                                                                              GIVE THE
                                                                                           SOCIAL SECURITY
                     FOR THIS TYPE OF ACCOUNT:                                               NUMBER OF--
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
1.       An individual's account                                     The individual
2.       Two or more individuals (joint account)                     The actual owner of the account or, if combined funds, the first individual on the account (1)
3.       Custodian account of a minor                                The minor (2)
         (Uniform Gift to Minors Act)
4.       a. The usual revocable savings trust account                The grantor-trustee (1)
         (grantor is also trustee)
         b. So-called trust account that is not a legal or           The actual owner (1)
         valid trust under state law
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
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                                                                                          GIVE THE EMPLOYER
                                                                                           IDENTIFICATION
                     FOR THIS TYPE OF ACCOUNT:                                               NUMBER OF--
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
5.       Sole proprietorship account                                 The owner (3)
6.       A valid trust, estate, or pension trust                     Legal entity (Do not furnish the TIN of the personal
                                                                     representative or trustee unless the legal entity itself
                                                                     is not designated in the account title) (4)
7.       Corporate account                                           The corporation
8.       Partnership                                                 The partnership
9.       Association, club, religious, charitable,                   The organization
         educational or other tax-exempt organization
10.      A broker or registered nominee                              The broker or nominee
11.      Account with the Department of Agriculture in               The public entity
         the name of a public entity (such as a state or
         local government, school district, or prison) that
         receives agricultural program payments
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

(1)   List first and circle the name of the person whose number you furnish.

(2)   Circle the minor's name and furnish the minor's social security number.

(3)   Show the name of the owner.

(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number (for business and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. United States resident aliens who cannot obtain a social security number must apply for an ITIN (Individual Taxpayer Identification Number) on Form W-7.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:
      - An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), any IRA, or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).
      -     The United States or any of its agencies or instrumentalities.
      - A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
      - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
      - An international organization or any agency or instrumentality thereof.

Other payees that may be exempt from back-up withholding include:
      -     A corporation.
      -     A foreign central bank of issue.
      - A dealer in securities or commodities required to register in the U.S., the District of Columbia or a possession of the U.S.
      -     A real estate investment trust.
      - An entity registered at all times during the tax year under the Investment Company Act of 1940.
      - A common trust fund operated by a bank under Section 584(a) of the Code.
      -     A financial institution.
      - A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Securities, Inc. Nominee List.
      - A trust exempt from tax under Section 664 or described in Section 4947(a)(1) of the Code.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
      - Payments to nonresident aliens subject to withholding under Section 1441 of the Code.
      - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
      - Payments of patronage dividends where the amount received is not paid in money.
      -     Payments made by certain foreign organizations.
      -     Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:
      - Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.


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      -     Payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Code).
      - Payments described in Section 6049(b)(5) of the Code to non-resident aliens.
      -     Payments on tax-free covenant bonds under Section 1451 of the Code.
      -     Payments made by certain foreign organizations.
      -     Payments made to a nominee.
      -     Mortgage interest paid to you.

Exempt payees described above should file a Form W-9 to avoid possible erroneous backup withholding. File this form with the payer, furnish your taxpayer identification number, write "exempt" on the face of the form, sign and date the form and return it to the payer. If you are a nonresident alien or a foreign entity not subject to backup withholding, file with a payer a completed Internal Revenue Form W-8BEN or Form W-8ECI .

      Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N of the Code and the regulations promulgated thereunder.

      PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes, and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) Penalty For Failure To Furnish Taxpayer Identification Number.--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty For False Information With Respect To Withholding.--If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty For Falsifying Information.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Misuse of Taxpayer Identification Number. If the requestor discloses or uses taxpayer identification numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

                   FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                   CONSULTANT OR THE INTERNAL REVENUE SERVICE.


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